EXHIBIT 16.1

September 10, 2007

Office of the Chief Accountant

SECPS Letter File

Mail Stop 9-5

Securities and Exchange Commission

450 Fifth Street, NW

Washington, DC  20549

Re:  Island Residences Club, Inc.

File No. 000-49978

We  have  read  the  statements  that  we  understand Island Residences Club, Inc. will include  under  Item  4.01 of the Form 8-K report, dated August 16, 2007, it will file regarding the recent change  of  auditors.  We agree with such statements made regarding our firm.

Very truly yours,

/s/ KABANI & COMPANY, INC.

CERTIFIED PUBLIC ACCOUNTANTS